Exhibit 24.1

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-48706) pertaining to the CytRx Corporation 401(k) Profit-Sharing Plan of our report dated June 5, 1996, with respect to the financial statements and supplemental schedules of the CytRx Corporation 401(k) Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.


                                       /s/ Ernst & Young LLP

Atlanta, Georgia                       ERNST & YOUNG LLP
June 5, 1996